UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549
                             ----------------------

                                    FORM  8-K

                                 CURRENT  REPORT

 Pursuant  to  section  13  or  15(d)  of  the  Securities  Exchange Act of 1934

                        Date  of  Report:  April  29,  2004
                       (Date  of  earliest  event  reported)

                                  NEWAVE,  INC.
             (Exact  name  of  Registrant  as  specified  in  its  charter)
                             ----------------------

          Utah                    333-34308               87-0520575
------------------------  ------------------------       -----------
   (State or              (Commission File Number)   (IRS Employer  of
other  jurisdiction                                    incorporation)
Identification  No.)

                            404 East 1st Street #1345
                              Long Beach, CA 90802
                          --------------------

           (Address  of  principal  executive  offices)  (Zip  Code)

Registrant's  telephone  number,  including  area  code  (562)  983-5331

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

On April 29, 2004 Kabani & Company, Inc. ("Kabani"), principal accountant of NeWave, Inc. (formerly, Utah Clay Technology, Inc.) (the "Company"), resigned. Kabani audited the Company's financial statements for the fiscal year ending December 31, 2003 and 2002. On the same date, the Board of Directors of the Company appointed the firm of Rose, Snyder & Jacobs, to serve as independent public accountants of the Company for the fiscal year ending December 31, 2004.

Kabani & Company's report on the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles, however, they were modified to include an explanatory paragraph wherein they expressed substantial doubt about the Registrant's ability to continue as a going concern

During the years ended December 31, 2003 and 2002 and through the date hereof, there were no disagreements with Kabani & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Kabani & Company's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's consolidated financial statements for such years.

The Company provided Kabani & Company with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Kabani & Company's letter stating its agreement with such statements.

During the years ended December 31, 2003 and 2002 and through the date hereof, the Company did not consult with Rose, Snyder & Jacobs with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)  Exhibits

Exhibit          Description
-------        -----------

16.1          Letter  from  Kabani  &  Company


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NEWAVE,  INC.
                                               -------------
                                                Registrant


Date:  May 4,  2004                 By:/s/ Michael Hill
                                    -------------------------
                                    Michael  Hill
                                    Chief Executive  Officer  and  Director